UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 13, 2010

BE AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida	33414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2010, BE Aerospace, Inc. (the “Company”), announced the resignation of Michael B. Baughan as President and Chief Operating Office of BE Aerospace, Inc. in order to actively pursue other opportunities.  The Company also announced that Werner Lieberherr, age 50, Senior Vice President and General Manager of the Commercial Aircraft Segment, will be appointed as President and Chief Operating Officer of BE Aerospace, Inc. effective as of December 31, 2010.

  Mr. Lieberherr has been Senior Vice President and General Manager of the Commercial Aircraft Segment of the Company since July 2006.  Prior to joining the Company, Mr. Lieberherr spent 15 years with Alstom Power, Inc., where he served in various senior management positions in Europe, Asia and North America, including President, Managing Director, Vice President Project Management Worldwide and General Manager-Sales.

The material terms of Mr. Lieberherr's existing employment agreement have been previously disclosed in the Company’s Proxy Statement, filed with the Securities and Exchange Commission (the “Commission”) on April 30, 2010, and a copy of Mr. Lieberherr’s employment agreement is filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Commission on August 4, 2010.

A copy of the Company’s press release announcing the resignation of Mr. Baughan and the appointment of Mr. Lieberherr is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release, dated December 13, 2010, issued by BE Aerospace, Inc. announcing the resignation of Michael B. Baughan and the appointment of Werner Lieberherr is attached hereto as Exhibit 99.1.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BE AEROSPACE, INC.

By:	/s/ Thomas P. McCaffrey
	Name:	Thomas P. McCaffrey
	Title:	Senior Vice President
and Chief Financial Officer

Date:  December 13, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

99.1	Press Release, dated December 13, 2010, issued by BE Aerospace, Inc. announcing the resignation of Michael B. Baughan and the appointment of Werner Lieberherr is attached hereto as Exhibit 99.1.